CONSENT AND NOTE AMENDMENT AGREEMENT

THIS CONSENT AND NOTE AMENDMENT AGREEMENT (the "Consent Agreement"), dated as of June 11, 2009, is made by and among the parties set forth in the column marked "Consenting Investor" in Schedule A attached hereto (the "Consenting Investors"), Comanche Clean Energy Corporation, a Cayman Islands exempted company with limited liability, with headquarters located c/o Maples and Calder, Ugland House, Grand Cayman KY1-1104 Cayman Islands (the "Company"), Comanche Participações do Brasil Ltda., a Brazilian limited liability company ("Participações"), Comanche Biocombustiveís de Canitar Ltda., a Brazilian limited liability company ("Canitar"), Comanche Biocombustiveís de Santa Anita Ltda., a Brazilian limited liability company ("Santa Anita"), Comanche Biocombustiveís de Bahia Ltda., a Brazilian limited liability company ("Bahia"), Comanche Operações e Participações Societárias Ltda., a Brazilian limited liability company ("Operações"), and Comanche Bioenergia do Maranhão Ltda., a Brazilian limited liability company ("Maranhão" and, together with Participações, Canitar, Santa Anita, Bahia and Operações, the "Comanche Parties").

WHEREAS:

A. The Comanche Parties entered into a Securities Purchase Agreement dated as of June 18, 2008 (the "2008 Securities Purchase Agreement") with the investors listed on Schedule X-1 to the Securities Purchase Agreement (each a "Buyer" and collectively, the "Buyers"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B. Pursuant to the Securities Purchase Agreement, in June 2008 the Buyers purchased, among other securities, the Company's Senior Secured 12.5% Notes due 2013 (each a "Transaction Note" and collectively, the "Transaction Notes") in the principal amount set forth opposite the name of each Buyer on Schedule X-1 to the Securities Purchase Agreement (the "Schedule of Buyers").

C. On September 30, 2008, December 31, 2008 and March 31, 2009 the Company elected to make interest payments to the Buyers with respect to the Transaction Notes by issuing to the Buyers PIK Notes as provided in Section 2(b) of the Transaction Notes.

D. The Comanche Parties and the Consenting Investors desire that the Transaction Notes and the PIK Notes be amended in certain respects in consideration of the payment to the Consenting Investors of a fee as hereinafter set forth.

E. Simultaneously with entering into this Consent Agreement, the Company proposes to enter into a certain Conversion Agreement dated as of June 11, 2009 in the form of Attachment A to this Consent Agreement (the "Conversion Agreement") with the holders of the Amended and Restated Senior Secured Convertible Notes of the Company due April 3, 2012 issued pursuant to the Securities Purchase Agreement entered into among the Company and the purchasers named therein dated March 30, 2007 (the "2007 Securities Purchase Agreement") and

amended and restated in connection with the transactions described in the 2008 Securities Purchase Agreement (the "Convertible Notes" and such holders, the "Convertible Noteholders"), which Conversion Agreement provides for the exchange (i) of the Convertible Notes into preference shares of the Company having the rights and preferences as described in the Conversion Agreement, and (ii) of the warrants issued to such Convertible Noteholders pursuant to the 2007 Securities Purchase Agreement for ordinary shares of the Company.

NOW, THEREFORE, the Comanche Parties and the Consenting Investors hereby agree as follows:

Section 1. All capitalized terms used, but not defined, herein shall have the meaning ascribed to them in the 2008 Securities Purchase Agreement, including Schedule X-2 thereto.

Section 2. The Comanche Parties and the Consenting Investors acknowledge and agree that it shall be a condition precedent to the effectiveness of this Consent Agreement that the following occur not later than June 22, 2009 (the date on which such transactions occur, the "Effective Date"):

(a) the Company and all Convertible Noteholders enter into the Conversion Agreement;

(b) the exchange of all of the Convertible Notes and warrants as provided for in the Conversion Agreement occurs; and

(c) Thomas G. Cauchois and Alicia N. Noyola enter into a Lockup Agreement in substantially the form entered into in connection with the 2007 Securities Purchase Agreement, or in the form as agreed to between them and the underwriter of an offering of the Company's equity for cash of not less than US$10 Million, in each case covering the ordinary shares of the Company held by them as of the date of this Agreement and having a term of one year from the Effective Date.

Section 3. Each of the Transaction Notes and the PIK Notes is amended as follows:

(a) Section 4(a)(ii) is amended to read in its entirety as follows:

"(ii) the Company or any of its Subsidiaries shall (1) fail to pay any principal or interest due in respect of any Indebtedness for borrowed money when due, and such failure continues beyond any applicable grace period, or (2) default in its performance under any lease, bond, debenture, indenture, note or other evidence of indebtedness of the Company or any of its Subsidiaries or under any other instrument under which any Indebtedness has been issued or by which it is governed, or any combination thereof, and such failure continues beyond any applicable grace period if the effect of such default under clause (2) of this Section 4(a)(ii)(B) is to accelerate or permit the acceleration of the maturity of such Indebtedness, provided that, the events specified in clauses (1) and (2) of this Section 4(a)(ii)(B) will not be considered Events of Default unless the principal amount of any such Indebtedness or trade or similar account payable, together with the principal amount of any other such Indebtedness and trade or similar accounts payable under which there has been a default of the kind described in this clause (ii), aggregates $2,000,000 or more;"

(b) Section 9(a)(i)(B) is amended by adding the following text to the foot of such clause:

", and such consolidated balance sheets and related statements of income and cash flow shall also be furnished with respect to the fourth Fiscal Quarter of each Fiscal Year beginning with the fourth Fiscal Quarter of 2009, as soon as available, but not in any event later than ninety (90) days after the end of the relevant fourth Fiscal Quarter."

(c) Section 9(a) is amended to add a further clause, being Section 9(a)(iii), as follows:

"(iii) Not later than the 10th day of each month, provide to each Noteholder a report showing the number of liters of ethanol and biodiesel produced and the number of such liters sold by the Operating Subsidiaries in the prior month, as well as the volume of sugar cane crushed in the same period and the average sugar content of such cane."

(d) Clause (i) of the first paragraph of Section 10(g) is amended to read in its entirety as follows:

"(i) Authorize, declare or pay, directly or indirectly, any dividends (except that dividends on the preference shares having the rights and preferences described in the Conversion Agreement dated as of June 10, 2009 and entered into between the Company and the holders of the Company's Amended and Restated Senior Secured Convertible Notes due April 3, 2012 may accrue on the terms set forth therein, but which dividends shall not in any event be paid, whether directly or indirectly),"

(e) Section 10(i) is amended to read in its entirety as follows:

"(i) Maximum Total Leverage Ratio.

(A) Beginning with the Fiscal Quarter ending September 30, 2009, permit the ratio of (1) Consolidated Indebtedness as of September 30, 2009 to (2) Consolidated EBITDA for the two consecutive fiscal quarters of the Company ended on that day, multiplied by two, to exceed 9.00 to 1.0, provided that the covenant set out in this Section 10(i)(A) shall not be applicable in the event that the Company receives cash contributions to its equity capital after the date of this Consent Agreement aggregating not less than $10 Million; and

(B) Beginning with the Fiscal Quarter ending December 31, 2009, permit the ratio of (1) Consolidated Indebtedness as at the last day of any Test Period to (2) Consolidated EBITDA for the four consecutive fiscal quarters of the Company ended on the last day of the Test Period (together with the ratio set out in clause (A) above, if applicable, the "Total Leverage Ratio"), to exceed the ratio set forth below opposite such period in the table below:

Test Period End Date	Leverage Ratio
December 31, 2009	12.00 to 1.0
January 1, 2010 to March 31, 2010	9.25 to 1.0
April 1, 2010 June 30, 2010	6.25 to 1.0
July 1, 2010 to September 30, 2010	5.00 to 1.0
October 1, 2010 to December 31, 2010	4.25 to 1.0
January 1, 2011 to March 31, 2011	3.75 to 1.0
April 1, 2011 to June 30, 2011	3.25 to 1.0
July 1, 2011 to September 30, 2011	3.25 to 1.0
October 1, 2011 to December 31, 2011	2.75 to 1.0
Thereafter	2.75 to 1.0

(f) The definition of Purchase Money Obligations set forth in Schedule X-2 to the Securities Purchase Agreement which defined term is used in the Transaction Notes and the PIK Notes is amended to read in its entirety as follows:

"Purchase Money Obligations" means, for any Person, the obligations of such Person in respect of Indebtedness (including Capitalized Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within 18 months after such acquisition, installation, construction or improvement of such property by such Person, and (ii) the amount of such Indebtedness does not exceed 100% of the cost, including interest or other carrying costs, of such acquisition, installation, construction or improvement, as the case may be.

(g) A definition of Existing Canitar Vendor Indebtedness, a term used in the definition of Consolidated Indebtedness which in turn is used in the Transaction Notes and the PIK Notes, is added to Schedule X-2, to read as follows:

"Existing Canitar Vendor Indebtedness" means Purchase Money Obligations to vendors of components of the industrial or agricultural facilities of Comanche Biocombustiveis de Canitar Ltda. incurred prior to March 30, 2009, and any re-financings, re-fundings or extensions thereof, but not greater, in aggregate principal amount, than 30 Million Brazilian Reais.

(h) A definition of Vehicle Lease Obligations, a term used in the definition of Consolidated Indebtedness which in turn is used in the Transaction Notes and the PIK Notes, is added to Schedule X-2, to read as follows:

"Vehicle Lease Obligations" means Indebtedness of a Subsidiary constituted of lease obligations for rolling stock necessary for its agricultural or industrial processes.

(i) The definition of Excluded Indebtedness set forth in Schedule X-2 to the Securities Purchase Agreement, a term used in the definition of Consolidated Indebtedness which in turn is used in the Transaction Notes and PIK Notes, is amended to read in its entirety as follows:

"Excluded Indebtedness" means (i) Matched Acquisition Debt incurred in compliance with Section 5(b) and (ii) Working Capital Indebtedness within the meaning set out in clause (i) of the definition of such term, and (iii) Working Capital Indebtedness within the meaning set out in clause (ii) of the definition of such term, provided that such Working Capital Indebtedness shall only be Excluded Indebtedness through March 31, 2010, and shall in any case shall not exceed a principal amount of $4 Million; provided that the Working Capital Indebtedness referred to in clauses (ii) and (iii) of this definition does not exceed a principal amount equal to $30 Million in the aggregate. "

(j) The definition of Consolidated Indebtedness set forth in Schedule X-2 to the Securities Purchase Agreement which defined term is used in the Transaction Notes and the PIK Notes is amended to insert the concepts of Existing Canitar Vendor Indebtedness and Vehicle Lease Obligations, such that the amended definition shall read in its entirety as follows:

"Consolidated Indebtedness" means, as at any date of determination, the aggregate amount of all Indebtedness of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding Excluded Indebtedness, Existing Canitar Vendor Indebtedness and Vehicle Lease Obligations.

(k) The definition of Working Capital Indebtedness set forth in Schedule X-2 to the Securities Purchase Agreement which defined term is used in the Transaction Notes and the PIK Notes is amended to read in its entirety as follows:

"Working Capital Indebtedness" means Indebtedness (i) secured solely by the raw materials, planted crops or finished goods inventory produced or owned by a Subsidiary (and the guarantee thereof), provided that such Indebtedness does not exceed a principal amount equal to 60% of the fair market value of the collateral securing the same as of the time such Indebtedness is incurred; (ii) Indebtedness incurred by a Subsidiary limited to funding the acquisition of feedstocks necessary for its production of finished goods and repayable from the proceeds of the goods produced by such feedstocks; (iii) Indebtedness incurred by a Subsidiary secured by the Subsidiary's contracts for the sale of such goods, provided that such indebtedness does not exceed a principal amount equal to 60% of the contract value; or (iv) other Indebtedness of the Company or any Subsidiary to fund working capital requirements not exceeding $5 Million in principal amount.

(l) Section 2(a) of each of the Transaction Notes and the PIK Notes is amended to read in its entirety as follows:

"(a) Interest on this Note (i) shall accrue on the outstanding Principal Amount at the Interest Rate applicable from time to time, commencing on the Issuance Date until the Principal Amount is paid, (ii) shall be computed on the basis of a 360-day year comprised of twelve 30-day months and (iii) shall be payable in arrears on each of March 31, June 30, September 30 and December 31 (or the first Business Day thereafter if such date is not a Business Day), commencing September 30, 2008 (each, an "Interest Date"). Interest shall be payable on each Interest Date to the record Noteholder of this Note, in cash in U.S. Dollars; provided, however, that with respect to any interest that would otherwise be payable on the first eight Interest Dates ("PIK Dates"), the Company may elect (each, a "PIK Interest Election") to make interest payments with respect to all or any part of the Principal Amount by increasing the outstanding Principal Amount of the Note on the relevant PIK Date by the amount of Interest (the "PIK Interest") accrued on such Principal Amount to such PIK Date, with the rate of interest applied in such calculation being equal to the Interest Rate plus (y) in the case of any PIK Notes to be issued in respect of the first three PIK Dates, 1.0% and (z) in the case of any PIK Notes to be issued in respect of the fourth through eighth PIK Dates, 3.0%, with the resulting calculation in each case being rounded up to the nearest whole dollar. The Company must make such PIK Interest Election by delivering a notice to the Noteholders no later than ten (10) Business Days prior to the relevant PIK Date, which notice shall specify the PIK Date for which the PIK Interest Election is made."

Section 4. In consideration of the Consenting Investors agreeing to the amendments set forth in Section 3, the Company shall pay, within five business days following the Effective Date, to each Consenting Investor a fee equal to 3% of the outstanding aggregate principal amounts of the Transaction Note and any PIK Notes held by such Consenting Investor on the date of this Consent Agreement (the "Amendment Fee"). The entire amount of the Amendment Fee shall be paid by the Company issuing to the Consenting Investor a PIK Note in certificated form in a principal amount equal to the Amendment Fee payable to such Consenting Investor.

Section 5. If at any time or from time to time while the Transaction Notes or PIK Notes are outstanding, Required Noteholders notify the Company of their selection of a person or persons to serve as observer[s] at meetings of the Company's board of directors, the Company shall cause such person or persons to be permitted to attend such meetings and to receive the materials and information distributed to board members, provided that the Company shall not be obligated to accept more than two such observers at any time or to pay any fees or costs to them, and that the observers shall acknowledge that their participation places them (but not the Noteholders except to the extent that they receive information as provided in the following sentence) in a fiduciary relationship to the Company. Notwithstanding the foregoing, it is understood that (i) an observer employed by a Noteholder may communicate with other employees or representatives of the Noteholder as to information obtained as the result of being an observer and (ii) an observer may communicate information obtained as the result of being an observer to other Noteholders, but only such other Noteholders which consent to receiving the information.

Section 6. Each of the Comanche Parties agrees that this Consent Agreement shall be considered a "Note Transaction Documents" for all purposes of the Transaction Notes and PIK

Notes, including without limitation, Section 4(a) thereof. Except as set forth expressly herein, this Consent Agreement shall not constitute a waiver or amendment of any term or condition of the Transaction Documents (including the Note Transaction Documents) and all such terms and conditions shall be and remain in full force and effect and are hereby ratified and confirmed in all respects, and shall constitute the legal, valid, binding and enforceable obligations of the Comanche Parties. No failure or delay by any Noteholder or the Collateral Agent in exercising any right, power or privilege under any of the Transaction Documents, or any other action taken or not taken or statement made, shall operate as a waiver thereof or obligate any Noteholder to agree to any further amendments to or waivers under any Transaction Note or PIK Note. In any event, this Consent Agreement and the documents executed in connection herewith shall not, individually or collectively, constitute a novation.

Section 7. **This Consent Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.** Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it, in the case of a Consenting Investor, as set forth on its signature page, and in the case of the Company, to its agent for service of process, as set forth below, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby appoints Guzov Ofsink, LLC, 600 Madison Avenue, New York, New York 10022, as its agent for service of process in New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8. Each Guarantor, by its signature below, hereby consents to this Consent Agreement and acknowledges that this Consent Agreement shall not alter, release, discharge or otherwise affect any of its obligations under the Guaranty and the Security Documents, and hereby ratifies and confirms all such documents and the obligations set forth therein, including without limitations, its guaranty of the Transaction Notes and the PIK Notes.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

UBS AG London Branch:

By: ____________________
Name: Robert PN Osterwalder
Title: Executive Director
UBS Securities LLC

By: ____________________
Name:
Title:
Stewart E. Morel
Executive Director
UBS Securities LLC

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Luxor Capital Partners, LP by its Investment Manager, Luxor Capital Group, LP

By: ______________________________
Name: Norris Nissim
Title: General Counsel

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Luxor Capital Partners Offshore, Ltd. by its
Investment Manager, Luxor Capital Group, LP

By: ______________________________
Name: Norris Nissim
Title: General Counsel

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

LCG Select LLC by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: Norris Nissim

Title: General Counsel

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

LCG Select Offshore, Ltd. by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: Norris Nissim

Title: General Counsel

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Luxor Spectrum LLC by its Investment Manager,
Luxor Capital Group, LP

By: ______________________

Name: Norris Nissim
Title: General Counsel

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Luxor Spectrum Offshore, Ltd. by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: Norris Nissim
Title: General Counsel

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Atlas Master Fund, Ltd.:

By: ______________________
Name: SCOTT SCHROEDER
Title: AUTHORIZED SIGNATORY

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

[CONSENTING INVESTOR]:

By: ______________________

Name: T. REUSCH

Title: **Authorised Signatory**

[Address for Notice]

c/o Maple Leaf Capital LLP
22 Upper Brook Street
London
W1K 7PZ

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

[CONSENTING INVESTOR]: Gabelli Global Gold, & NATURAL RESOURCES and Income Trust

By: ______________________________

Name: BRUCE ALPERT

Title: PRESIDENT

[Address for Notice]

1 Corporate Center

Rye, NY 10580

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

UTILICO EMERGING MARKETS LIMITED
(Name of Consenting Investor)

By: ______________________
Name: CHARLES JILLINGS
Title: DIRECTOR

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Deephaven Growth Opportunities Subfund Trading Ltd.

By: ______________________
Name: Specialty Fund Management Services LLC
Title: Investment Manager
By: Michael A. Roth
Its: Managing Member

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Goldman, Sachs & Co.

By: ______________________

Name: David Goldburg

Title: Managing Director

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR Advisors, LLC, its general partner

By: ______________________________
Name:
Title:

MHR CAPITAL PARTNERS (100) LP

By: MHR Advisors, LLC, its general partner

By: ______________________________
Name:
Title:

MHR INSTITUTIONAL PARTNERS III LP

By: MHR Institutional Advisors III LLC, its general partner

By: ______________________________
Name:
Title:

Address for notice:

40 W57th Street
New York, New York 10019

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

SANDELMAN PARTNERS MULTI-STRATEGY MASTER FUND, LTD.
By: Sandelman Partners, LP as Investment Manager

By: ______________________
Name: Pete Bio
Title: Head of Credit and Capital Structure Arbitrage

c/o Sandelman Partners, LP
500 Park Avenue
New York, New York 10022

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

SANDELMAN PARTNERS OPPORTUNITY MASTER FUND, LP
By: Sandelman Partners, LP as Investment Manager

By: ______________________________
Name: Pete Bio
Title: Head of Credit and Capital Structure Arbitrage

c/o Sandelman Partners, LP
500 Park Avenue
New York, New York 10022

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Alpine Capital (Cayman) Master Fund, LP

[CONSENTING INVESTOR]:

By: CSRamat

Name: Chet Ranowat

Title: President

[Address for Notice]

Alpine Capital Partners, LLC
400 Madison Avenue, 8th Floor
New York, NY 10013

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

WOLVERINE CONVERTIBLE ARBITRAGE FUND TRADING LIMITED
[CONSENTING INVESTOR]:

By: [signature]

Name: ANDREW R SUSDAK

Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

[Address for Notice]

175 W JACKSON #200

CHICAGO IL 60604

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

GPC LX, LLC
By: Guggenheim Advisors, LLC, its limited liability company manager

By: ______________________
Name: **John Arpino**
Title: **Managing Director**

Address for Notice:

GPC LX, LLC
c/o Guggenheim Advisors, LLC
135 East 57th Street, 11th Floor
New York, NY 10022
Facsimile: 212-756-9997
Email: hfops@guggenheimadvisors.com

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

GPC LIX, LLC
By: Guggenheim Advisors, LLC, its limited liability company manager

By: ______________________
Name: **John Arpino**
Title: **Managing Director**

Address for Notice:

GPC LIX, LLC
c/o Guggenheim Advisors, LLC
135 East 57th Street, 11th Floor
New York, NY 10022
Facsimile: 212-756-9997
Email: hfops@guggenheimadvisors.com

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Armstrong Equity Partners LP
(Name of Consenting Investor)

By: [signature]
Name: Brad Shoup
Title: Chief Investment Officer

IN WITNESS WHEREOF, each of the Comanche Parties and the Consenting Investors have caused this Consent Agreement to be duly executed by its authorized officers as of the day and year first above written.

Whitebox Hedged High Yield Partners, L.P.
[CONSENTING INVESTOR]:

By: ______________________________
Name: Jonathan D. Wood
Title: Chief Operating Officer

[Address for Notice]

COMANCHE CLEAN ENERGY CORPORATION

By:________________________

Name: Alicia Návar Noyola

Title: Vice Chairman

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.

By:________________________

Name: Alicia Návar Noyola

Title: Attorney-in-Fact

COMANCHE BIOCOMBUSTIVEÍS DE CANITAR LTDA.

By:________________________

Name: Alicia Návar Noyola

Title: Attorney-in-Fact

COMANCHE BIOCOMBUSTIVEÍS DE SANTA ANITA LTDA.

By:________________________

Name: Alicia Návar Noyola

Title: Attorney-in-Fact

COMANCHE BIOCOMBUSTIVEÍS DE BAHIA LTDA.,

By:________________________

Name: Alicia Návar Noyola

Title: Attorney-in-Fact

COMANCHE BIOENERGIA DO MARANHÃO LTDA.

By:________________________

Name: Alicia Návar Noyola

Title: Attorney-in-Fact

Schedule A to Consent Agreement

SCHEDULE OF CONSENTING INVESTORS

UBS AG, London Branch

Luxor Capital Partners, LP

Luxor Capital Partners Offshore, Ltd.

LCG Select, LLC

LCG Select Offshore, Ltd.

Luxor Spectrum, LLC

Luxor Spectrum Offshore, Ltd.

Atlas Master Fund, Ltd.

Maple Leaf Macro Volatility Master Fund, L.P.

The Gabelli Global Gold, Natural Resources & Income Trust

Utilico Emerging Markets Limited

Deephaven Growth Opportunities Subfund Trading Ltd.

Goldman Sachs & Company

MHR Capital Partners Master Account LP

MHR Capital Partners (100) LP

MHR Institutional Partners III LP

Sandelman Partners Multi-Strategy Master Fund, Ltd.

Sandelman Partners Opportunity Master Fund, Ltd.

Alpine Capital (Cayman) Master, LP

Wolverine Convertible Arbitrage Fund Trading Ltd.

GPC LX LLC

GPC LIX, LLC

Schedule A Page Two

Armstrong Equity Management LLC

Whitebox Hedged High Yield Partners, LP